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                                                                   Exhibit 99(j)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Counsel" and "Financial Information" in the Statement of Additional Information, both included in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A, No. 33-57684) of Pacific Capital Funds and to the use of our report dated September 17, 2001, incorporated by reference therein.





                                                              ERNST & YOUNG LLP


Columbus, Ohio
November 28, 2001